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                                                                  EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Blair Corporation 2000 Omnibus Stock Plan, of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Blair Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Buffalo, New York
August 12, 2004